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                                                                     Exhibit 4.6

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                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP

                            $350,000,000 Senior Notes

        $70,000,000 3.14% Senior Notes, Series A-1, due November 25, 2006 $50,000,000 3.65% Senior Notes, Series A-2, due November 25, 2007 $30,000,000 4.14% Senior Notes, Series A-3, due November 25, 2008

   $135,000,000 Floating Rate Senior Notes, Series B-1, due November 25, 2008
    $65,000,000 Floating Rate Senior Notes, Series B-2, due November 25, 2010

                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------

                          Dated as of November 15, 2003

================================================================================

                                                    SERIES A-1 PPN: 70341 @ AA 7
                                                    SERIES A-2 PPN: 70341 @ AB 5
                                                    SERIES A-3 PPN: 70341 @ AC 3
                                                    SERIES B-1 PPN: 70341 @ AD 1
                                                    SERIES B-2 PPN: 70341 @ AE 9

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.  AUTHORIZATION OF NOTES.....................................................1
    1.1.   The Notes...........................................................1
    1.2.   Floating Interest Rate Provisions for Series B Notes................2

2.  SALE AND PURCHASE OF NOTES.................................................3

3.  CLOSING....................................................................3

4.  CONDITIONS TO CLOSING......................................................4
    4.1.   Representations and Warranties......................................4
    4.2.   Performance; No Default.............................................4
    4.3.   Compliance Certificates.............................................4
    4.4.   Opinions of Counsel.................................................4
    4.5.   Purchase Permitted By Applicable Law, etc...........................4
    4.6.   Sale of Other Notes.................................................5
    4.7.   Payment of Special Counsel Fees.....................................5
    4.8.   Private Placement Number............................................5
    4.9.   Changes in Corporate Structure......................................5
    4.10.  Credit Agreement....................................................5
    4.11.  Proceedings and Documents...........................................5

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................6
    5.1.   Organization; Power and Authority...................................6
    5.2.   Authorization, etc..................................................6
    5.3.   Disclosure..........................................................6
    5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates....7
    5.5.   Financial Statements................................................7
    5.6.   Compliance with Laws, Other Instruments, etc........................8
    5.7.   Governmental Authorizations, etc....................................8
    5.8.   Litigation; Observance of Agreements, Statutes and Orders...........8
    5.9.   Taxes...............................................................8
    5.10.  Title to Property; Leases...........................................9
    5.11.  Licenses, Permits, etc..............................................9
    5.12.  Compliance with ERISA...............................................9
    5.13.  Private Offering by the Company....................................10
    5.14.  Use of Proceeds; Margin Regulations................................11
    5.15.  Existing Debt; Future Liens........................................11
    5.16.  Foreign Assets Control Regulations, Anti-Terrorism Order, etc......11
    5.17.  Status under Certain Statutes......................................12
    5.18.  Environmental Matters..............................................12
    5.19.  Solvency of Obligors...............................................12

6.  REPRESENTATIONS OF THE PURCHASERS.........................................13
    6.1.   Purchase for Investment............................................13

                                        i

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    6.2.   Source of Funds....................................................13

7.  INFORMATION AS TO COMPANY.................................................14
    7.1.   Financial and Business Information.................................14
    7.2.   Officer's Certificate..............................................17
    7.3.   Inspection.........................................................17

8.  PREPAYMENT OF THE NOTES...................................................18
    8.1.   No Scheduled Prepayments...........................................18
    8.2.   Optional Prepayments...............................................18
    8.3.   Allocation of Partial Prepayments..................................20
    8.4.   Maturity; Surrender, etc...........................................20
    8.5.   Purchase of Notes..................................................21
    8.6.   Make-Whole Amount..................................................21
    8.7.   LIBOR Breakage Amount..............................................22

9.  AFFIRMATIVE COVENANTS.....................................................23
    9.1.   Compliance with Law................................................23
    9.2.   Insurance..........................................................23
    9.3.   Maintenance of Properties..........................................23
    9.4.   Payment of Taxes and Claims........................................23
    9.5.   Corporate Existence, etc...........................................24
    9.6.   Ranking of Notes...................................................24
    9.7.   Subsidiary Guaranties..............................................24

10. NEGATIVE COVENANTS........................................................24
    10.1.  Consolidated Net Worth.............................................24
    10.2.  Consolidated Debt..................................................25
    10.3.  Interest Coverage..................................................25
    10.4.  Priority Debt......................................................25
    10.5.  Liens..............................................................25
    10.6.  Subsidiary Debt....................................................26
    10.7.  Mergers, Consolidations, etc.......................................27
    10.8.  Sale of Assets.....................................................28
    10.9.  Nature of Business.................................................28
    10.10. Transactions with Affiliates.......................................29

11. EVENTS OF DEFAULT.........................................................29

12. REMEDIES ON DEFAULT, ETC..................................................31
    12.1.  Acceleration.......................................................31
    12.2.  Other Remedies.....................................................32
    12.3.  Rescission.........................................................32
    12.4.  No Waivers or Election of Remedies, Expenses, etc..................32

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.............................33
    13.1.  Registration of Notes..............................................33
    13.2.  Transfer and Exchange of Notes.....................................33
    13.3.  Replacement of Notes...............................................33

                                       ii

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14. PAYMENTS ON NOTES.........................................................34
    14.1.  Place of Payment...................................................34
    14.2.  Home Office Payment................................................34

15. EXPENSES, ETC.............................................................35
    15.1.  Transaction Expenses...............................................35
    15.2.  Survival...........................................................35

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..............35

17. AMENDMENT AND WAIVER......................................................36
    17.1.  Requirements.......................................................36
    17.2.  Solicitation of Holders of Notes...................................36
    17.3.  Binding Effect, etc................................................36
    17.4.  Notes held by Obligors, etc........................................37

18. NOTICES...................................................................37

19. REPRODUCTION OF DOCUMENTS.................................................37

20. CONFIDENTIAL INFORMATION..................................................38

21. SUBSTITUTION OF PURCHASER.................................................39

22. RELEASE OF OBLIGOR OR SUBSIDIARY GUARANTOR................................39

23. MISCELLANEOUS.............................................................40
    23.1.  Successors and Assigns.............................................40
    23.2.  Payments Due on Non-Business Days..................................40
    23.3.  Severability.......................................................40
    23.4.  Construction.......................................................40
    23.5.  Counterparts.......................................................40
    23.6.  Governing Law; Submission to Jurisdiction..........................40

SCHEDULE B     --  Defined Terms

EXHIBIT 1(a)   --  Form of Series A-1 Senior Note
EXHIBIT 1(b)   --  Form of Series A-2 Senior Note
EXHIBIT 1(c)   --  Form of Series A-3 Senior Note
EXHIBIT 1(d)   --  Form of Series B-1 Senior Note
EXHIBIT 1(e)   --  Form of Series B-2 Senior Note

                                       iii

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                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP
                            1031 Mendota Heights Road
                               St. Paul, MN 55120
                                 (651) 686-8984
                               Fax: (651) 686-[__]


                            $350,000,000 Senior Notes

        $70,000,000 3.14% Senior Notes, Series A-1, due November 25, 2006 $50,000,000 3.65% Senior Notes, Series A-2, due November 25, 2007 $30,000,000 4.14% Senior Notes, Series A-3, due November 25, 2008
   $135,000,000 Floating Rate Senior Notes, Series B-1, due November 25, 2008
    $65,000,000 Floating Rate Senior Notes, Series B-2, due November 25, 2010


                                                   Dated as of November 15, 2003


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

            PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Company"), ABILITYONE PRODUCTS CORP., a Delaware corporation ("AbilityOne"), ABILITYONE CORPORATION, a Michigan corporation ("AbilityOne Corporation"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster"), and WEBSTER MANAGEMENT, LP, a Minnesota limited partnership ("Webster Management" and, collectively with the Company, AbilityOne, AbilityOne Corporation, PDSI and Webster, the "Obligors"), jointly and severally agree with you as follows:

1.     AUTHORIZATION OF NOTES.

1.1.   The Notes.

            The Obligors have authorized the issue and sale of $350,000,000 aggregate principal amount of its Senior Notes consisting of (i) $70,000,000 aggregate principal amount of their 3.14% Senior Notes, Series A-1, due November 25, 2006 (the "Series A-1 Notes");

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(ii) $50,000,000 aggregate principal amount of their 3.65% Senior Notes, Series
A-2, due November 25, 2007 (the "Series A-2 Notes"); (iii) $30,000,000 aggregate principal amount of their 4.14% Senior Notes, Series A-3, due November 25, 2008 (the "Series A-3 Notes" and, collectively with the Series A-1 Notes and the Series A-2 Notes, the "Series A Notes"); (iv) $135,000,000 aggregate principal amount of their Floating Rate Senior Notes, Series B-1, due November 25, 2008 (the "Series B-1 Notes"); and (v) $65,000,000 Floating Rate Senior Notes, Series B-2, due November 25, 2010 (the "Series B-2 Notes" and, together with Series B-1 Notes, the "Series B Notes" and, the Series B Notes together with the Series A Notes, the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the forms set out in Exhibits 1(a) through 1(e), with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.   Floating Interest Rate Provisions for Series B Notes.

            (a) Adjusted LIBOR Rate. "Adjusted LIBOR Rate" means, for each Interest Period, the rate per annum equal to .75% plus LIBOR for such Interest Period. For purposes of determining Adjusted LIBOR Rate, the following terms have the following meanings:

                 "LIBOR" means, for any Interest Period, the rate per annum
            (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 3-month period that appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days before the commencement of the first Interest Period).

                 "Reuters Screen LIBO Page" means the display designated as the
            "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

            (b) Determination of the Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Series B Notes, within two Business Days after the beginning of each Interest Period, together with (i) a copy of the relevant screen used for the determination of LIBOR, (ii) a calculation of the Adjusted LIBOR Rate for such Interest Period, (iii) the number of days in such Interest Period, (iv) the date on which interest for such Interest Period will be paid and (v) the amount of interest to be paid to each holder of Series B Notes on such date. If the holders of a majority in principal amount of the Series B Notes outstanding do not concur with such determination by the Company, as evidenced by a single written

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       notice delivered to the Company within 10 Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, the determination of the Adjusted LIBOR Rate shall be made by such holders of the Notes, and any such determination made in accordance with the provisions of this Agreement shall be conclusive and binding absent manifest error.

            (c) Interest Period. "Interest Period" means, for any period for which interest is to be calculated or paid on the Series B Notes, the period commencing on the Interest Payment Date on the Series B Notes and continuing up to, but not including, the next February 25, May 25, August 25 or November 25, as the case may be; provided, however, that the first Interest Period shall commence on the date of Closing and continue up to, but not include, February 25, 2004.

2.     SALE AND PURCHASE OF NOTES.

            Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and each of the other purchasers named in Schedule A (the "Other Purchasers"), and you and the Other Purchasers will purchase from the Obligors, at the Closing provided for in Section 3, Notes in the principal amount and series specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.     CLOSING.

            The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner Carton & Douglas LLP, 191
N. Wacker Drive, Suite 3700, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing (the "Closing") on November 25, 2003 or on such other Business Day thereafter on or prior to December 15, 2003 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Obligors will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company (for the benefit of the Obligors) to account number 1731 0172 5153 at US Bank National Association, Minneapolis Office, 601 2nd Avenue South, Minneapolis, MN 55402, ABA No. 091000022. If at the Closing any Obligor fails to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

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4.     CONDITIONS TO CLOSING.

            Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   Representations and Warranties.

            The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

4.2.   Performance; No Default.

            The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither any Obligor nor any other Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

4.3.   Compliance Certificates.

            (a) Officer's Certificate. Each Obligor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

            (b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

4.4.   Opinions of Counsel.

            You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Briggs and Morgan and from Matthew L. Levitt, Esq., counsel to the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors instruct their counsel to deliver such opinion to you) and (b) from Gardner Carton & Douglas LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   Purchase Permitted By Applicable Law, etc.

            On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by

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insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   Sale of Other Notes.

            Contemporaneously with the Closing the Obligors shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.   Payment of Special Counsel Fees.

            Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

4.8.   Private Placement Number.

            A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Gardner Carton & Douglas for each series of the Notes.

4.9.   Changes in Corporate Structure.

            Except as specified in Schedule 4.9, no Obligor shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  Credit Agreement.

            You shall have received a copy of the executed Credit Agreement.

4.11.  Proceedings and Documents.

            All corporate or partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Each Obligor represents and warrants to you that:

5.1.   Organization; Power and Authority.

            Each Obligor is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.   Authorization, etc.

            This Agreement and the Notes have been duly authorized by all necessary corporate or partnership action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   Disclosure.

            The Obligors, through their agents, Banc One Capital Markets, Inc. and Banc of America Securities LLC, have delivered to you and each Other Purchaser a copy of a Confidential Private Placement Memorandum, dated October 2003, including the Company's Annual Reports on Form 10-K for the fiscal years ended April 26, 2003 and April 27, 2002, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 26, 2003 and its Current Report on Form 8-K dated September 12, 2003 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since April 26, 2003, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates.

            (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of: (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

            (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or limited partnership law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   Financial Statements.

            The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   Compliance with Laws, Other Instruments, etc.

            The execution, delivery and performance by each Obligor of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any other Subsidiary is bound or by which any Obligor or any other Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any other Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any other Subsidiary.

5.7.   Governmental Authorizations, etc.

            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes.

5.8.   Litigation; Observance of Agreements, Statutes and Orders.

            (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any other Subsidiary or any property of any Obligor or any other Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither any Obligor nor any other Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws and the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   Taxes.

            The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended April 25, 1998.

5.10.  Title to Property; Leases.

            The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

            Except as disclosed in Schedule 5.11,

            (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the best knowledge of each Obligor, no product of any Obligor or any other Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of each Obligor, there is no Material violation by any Person of any right of any Obligor or any other Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the any Obligor or any other Subsidiary.

5.12.  Compliance with ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the

       Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
       Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  Private Offering by the Company.

            Neither any Obligor nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and the Other Purchasers and not more than [_] other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither any Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  Use of Proceeds; Margin Regulations.

            The Obligors will apply the proceeds of the sale of the Notes to refinance Debt of the Company as set forth in Schedule 5.14 and for general corporate purposes. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15.  Existing Debt; Future Liens.

            (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of November 15, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither any Obligor nor any other Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or any other Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any other Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Except as disclosed in Schedule 5.15, neither any Obligor nor any other Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

5.16.  Foreign Assets Control Regulations, Anti-Terrorism Order, etc.

            Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (c) the Anti-Terrorism Order or
(d) the United States Foreign Corrupt Practices Act of 1997, as amended. Without limiting the foregoing, neither any Obligor nor any other Subsidiary (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions, or is otherwise associated, with any such person.

5.17.  Status under Certain Statutes.

            Neither any Obligor nor any other Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters.

            Neither any Obligor nor any other Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any other Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

            (a) neither any Obligor nor any other Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither any Obligor nor any other Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by any Obligor or any other Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.  Solvency of Obligors.

            After giving effect to the transactions contemplated herein, (i) the present value of the assets of each Obligor, at a fair valuation, is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) each Obligor has received reasonably equivalent value for issuing and selling the Notes, (iii) the property remaining in the hands of each Obligor is not an unreasonably small capital, and (iv) each Obligor is able to pay its debts as they mature.

6.     REPRESENTATIONS OF THE PURCHASERS.

6.1.   Purchase for Investment.

            You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes. You represent that you are an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act

6.2.   Source of Funds.

            You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement") for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
       (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

            (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption") managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

            (f)  the Source is a governmental plan; or

            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   Financial and Business Information

            The Company will deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                 (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

                 (ii) consolidated statements of income of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

                 (iii) consolidated statements of cash flows of the Company and its Subsidiaries for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

       setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                 (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                 (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Obligor or any other Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement other than registration statements on Form S-8 (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by any Obligor or any other Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by any Obligor or any other Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                 (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                 (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                 (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any other Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any other Subsidiary or relating to the ability of any Obligor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   Officer's Certificate.

            Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.10, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of any Obligor or any other Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.   Inspection.

            The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the

       Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.     PREPAYMENT OF THE NOTES.

8.1.   No Scheduled Prepayments.

            No regularly scheduled prepayments are due on the Notes prior to their stated maturity.

8.2.   Optional Prepayments.

            (a) Series A Notes. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, one or more series of the Series A Notes in an amount not less than $1,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of each series of the Series A Notes to be prepaid written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of each series of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

            (b) Series B Notes. The Series B Notes may not be prepaid prior to November 25, 2004. At any time on or after November 25, 2004, the Obligors may, at their option, upon notice as provided below, prepay all, or from time to time any part of, one or both series of the Series B Notes in an amount not less than $1,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid and if such prepayment is to occur on any date other than an Interest Payment Date, the LIBOR Breakage Amount, if any. The Company will give each holder of each series of Series B Notes to be prepaid written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of each series of the Series B Notes to be prepaid on such date, the principal amount of each Series B Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

            (c)  Offer to Prepay at Par Upon Certain Sales of Assets.

                 (i) Notice and Offer. In the event of any Debt Prepayment Application under Section 10.8 of this Agreement, the Obligors will, within 10 days of the occurrence of the Transfer (a "Debt Prepayment Transfer") in respect of which an offer to prepay the Notes (the "Prepayment Offer") is being made to comply with the requirements for a Debt Prepayment Application (as set forth in the definition thereof), give notice of such Debt Prepayment Transfer to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder's Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Transfer on a date specified in such notice (the "Transfer Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such notice.

                 (ii) Acceptance and Payment. To accept such Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 10 days prior to the Transfer Prepayment Date. Failure to accept such offer in writing within 10 days prior to the Transfer Prepayment Date shall be deemed to be rejection of the Prepayment Offer. If so accepted by any holder of a Note, such Prepayment Offer equal to not less than such holder's Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Transfer, together with any additional amount offered to and accepted by such holder pursuant to the following sentence shall be due and payable on the Transfer Prepayment Date. If any holder of Notes fails to accept such Prepayment Offer, such holder's Ratable Portion of the Net Proceeds Amount shall be offered pro rata to each holder of Notes that has accepted such Prepayment Offer. A Prepayment Offer pursuant to this Section 8.2(c) shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date, plus the LIBOR Breakage Amount, if any.

                 (iii) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.2(c) shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

                       (A) the Transfer Prepayment Date and the Net Proceeds Amount in respect of the applicable Debt Prepayment Transfer;

                       (B) that such offer is being made pursuant to Section 8.2(c) and Section 10.8 of this Agreement;

                       (C) the principal amount of each Note offered to be prepaid;

                       (D) the interest that would be due on each such Note offered to be prepaid, accrued to the date fixed for payment;

                       (E)  whether any LIBOR Breakage Amount will be payable;
            and

                       (F) in reasonable detail, the nature of the Transfer giving rise to such Debt Prepayment Transfer.

            (d)  Prepayments During Defaults or Events of Defaults. Anything in
       Section 8.2(a) and (b) to the contrary notwithstanding, during the continuance of a Default or Event of Default the Obligors may prepay less than all of the outstanding Notes pursuant to Sections 8.2(a) and 8.2(b) only if such prepayment is allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

            (e) Notice Concerning Status of Holders of Notes. Promptly after each prepayment date under Section 8.2(a) or (b) or Transfer Prepayment Date under Section 8.2(c) and the making of all prepayments contemplated thereunder (and, in any event, within 30 days thereafter), the Company will deliver to each holder of Notes a certificate signed by a Senior Financial Officer containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

8.3.   Allocation of Partial Prepayments.

            In the case of each partial prepayment of Notes of a series pursuant to Section 8.2(a) or (b), the principal amount of the Notes of the series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.   Maturity; Surrender, etc.

            In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, and LIBOR Breakage Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, or LIBOR Breakage

Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.   Purchase of Notes.

            The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by any Obligor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.   Make-Whole Amount.

            The term "Make-Whole Amount" means, with respect to any Series A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Series A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Series A Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX1 Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX1 Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
       (519) (or any
       comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2(a) or 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Series A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.   LIBOR Breakage Amount.

            The term "LIBOR Breakage Amount" means any loss, cost or expense reasonably incurred by any holder of a Series B Note as a result of any payment or prepayment of such Note (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise) on a day other than an Interest Payment Date or at scheduled maturity thereof, and any loss or expense arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained. Any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of the next Interest Payment Date or the maturity of such Series B Note. Each holder of a Series B Note shall determine the LIBOR Breakage Amount with respect to the principal amount of its Series B Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment. Each such determination shall be conclusive absent manifest error.

9.     AFFIRMATIVE COVENANTS.

            The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

9.1.   Compliance with Law.

            The Obligors will, and will cause each other Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.   Insurance.

            The Obligors will, and will cause each other Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   Maintenance of Properties.

            The Obligors will, and will cause each other Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any other Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.   Payment of Taxes and Claims.

            The Obligors will, and will cause each other Subsidiary to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any other Subsidiary, provided that neither any Obligor nor any other Subsidiary need pay any such tax or assessment or claims if

(i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and an Obligor or another Subsidiary has established adequate reserves therefor in accordance with GAAP on its books or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   Corporate Existence, etc.

            Subject to Sections 10.7 and 10.8, each Obligor will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.   Ranking of Notes.

            The Notes and the Obligors' obligations under this Agreement will rank at least pari passu with all of the Obligors' outstanding unsecured Senior Debt.

9.7.   Subsidiary Guaranties.

            The Obligors will not permit any other Subsidiary to become a borrower under, or to directly or indirectly guarantee any obligations of any Obligor under, the Credit Agreement unless such Subsidiary, concurrently therewith, (i) executes and delivers a guaranty in substantially the form of
Exhibit 9.7 (the "Subsidiary Guaranty"), or, if such Subsidiary Guaranty has previously been delivered, becomes a party to the Subsidiary Guaranty and (ii) provides an opinion of counsel to the holders of Notes that the Subsidiary Guaranty is enforceable against such Subsidiary in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

10.    NEGATIVE COVENANTS.

            The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

10.1. Consolidated Net Worth.

            The Company will not permit Consolidated Net Worth at any time to be less than $500,000,000 plus the cumulative sum of 25% of Consolidated Net Income (but only if a positive number) for each fiscal quarter ending after October 25, 2003.

10.2.  Consolidated Debt.

            The Company will not permit the ratio of Consolidated Debt (as of any date) to Consolidated Operating Cash Flow (for the Company's then most recently completed four fiscal quarters) to be greater than 3.50 to 1.00 at any time.

10.3.  Interest Coverage.

            The Company will not permit the ratio of Consolidated Income Available for Interest Charges to Consolidated Interest Charges (in each case for the Company's then most recently completed four fiscal quarters) to be less than 2.50 to 1.00 at any time.

10.4.  Priority Debt.

            The Company will not permit Priority Debt to exceed 20% of Consolidated Net Worth (as of the end of the Company's then most recently completed fiscal quarter) at any time.

10.5.  Liens.

            The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

            (d) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use of the property or assets subject thereto by the Company or such Subsidiary in their business or which relate only to assets that in the aggregate are not Material;

            (e) Liens securing Debt existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 10.5;

            (f) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Debt secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property (including (Capital Leases) created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvements thereof to secure or provide for all or a portion of the acquisition price or cost of construction or improvements of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and that the aggregate principal amount of Debt secured by each such Lien does not exceed the lesser of cost of acquisition or construction or the fair market value (determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company) of the property subject thereto;

            (g) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (e) and (f), provided that (i) there is no increase in the principal amount or decrease in maturity of the Debt secured thereby at the time of such extension, renewal or replacement,
       (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist;

            (h) Liens securing Debt of a Subsidiary owed to the Company or to another Subsidiary;

            (i) Liens arising in connection with a Contract Purchase Facility or a Permitted Receivables Securitization Transaction on the assets transferred in connection therewith, including proceeds and cash;

            (j) Liens securing Debt not otherwise permitted by paragraphs (a) through (i) above, provided that, after giving effect to the incurrence of the Debt so secured, Priority Debt does not exceed 20% of Consolidated Net Worth as of the end of the Company's then most recently completed fiscal quarter.

10.6.  Subsidiary Debt.

            The Company will not at any time permit any Subsidiary, directly or indirectly, to create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable for, any Debt other than:

            (a)  Debt outstanding on the date hereof that is described on
       Schedule 10.6;

            (b)  Debt owed to the Company or a Wholly Owned Subsidiary;

            (c)  Debt of the Obligors outstanding under the Credit Agreement;

            (d)  The Notes;

            (e) Debt of a Subsidiary outstanding at the time of its acquisition by the Company, provided that (i) such Debt was not incurred in contemplation of becoming a Subsidiary, and (ii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists or would exist;

            (f) Debt not otherwise permitted by the preceding clauses (a) through (e), provided that immediately before and after giving effect thereto and to the application of the proceeds thereof,

                 (i)   no Default or Event of Default exists, and

                 (ii) Priority Debt does not exceed 20% of Consolidated Net Worth as of the end of the Company's then most recently completed fiscal quarter.

10.7.  Mergers, Consolidations, etc.

            (a) The Company will not consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

                 (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation (A) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (B) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                 (ii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

       No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.

            (b) The Company will not permit any Subsidiary that is an Obligor to consolidate with or merge with any other Subsidiary that is not an Obligor (a "Non-Obligor Subsidiary") if such Non-Obligor Subsidiary is the successor or survivor, or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Non-Obligor Subsidiary, unless:

                 (i) such Non-Obligor Subsidiary (A) is a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia), (B) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (C) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                 (ii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

10.8.  Sale of Assets.

            Except as permitted by Section 10.7, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 15% of Consolidated Total Assets as of the end of the then most recently completed fiscal year of the Company; and

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with paragraph (c) of this Section 10.8 as of any date, shall be deemed not to be an Asset Disposition.

10.9.  Nature of Business.

            The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.10. Transactions with Affiliates.

            The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.    EVENTS OF DEFAULT.

            An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Obligors default in the payment of any principal, Make-Whole Amount, if any, or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Obligors default in the performance of or compliance with any term contained in Section 7.1(d) or in Sections 10.1 through 10.10; or

            (d) the Obligors default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
       (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note; or

            (e) any representation or warranty made in writing by or on behalf of the Obligors or by any officer of any Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) any Obligor or any other Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or libor-breakage amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor or any other Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
       (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (A) any Obligor or any other Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or
       (B) one or more Persons have the right to require any Obligor or any other Subsidiary so to purchase or repay such Debt; or

            (g) any Obligor or any other Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any other Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any other Subsidiary, or any such petition shall be filed against any Obligor or any other Subsidiary and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating more than $10,000,000 are rendered against one or more of the Obligors and any other Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall be greater than $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
       (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
       (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

            (k) any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty or the Subsidiary Guaranty ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary Guarantor, except as provided in Section 22, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration.

            (a) If an Event of Default with respect to any Obligor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
       (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

            (c)  If any Event of Default described in paragraph (a) or (b) of
       Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

            Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (w) all accrued and unpaid interest thereon, (x) any applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), and (y) any LIBOR Breakage Amount determined in respect of such principal

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

amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Series A Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

            At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of at least 51% in principal amount of the Notes then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and any Make-Whole Amount and LIBOR Breakage Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any Make-Whole Amount and LIBOR Breakage Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

            No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note or the Subsidiary Guaranty upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under
Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

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13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

            The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

            Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver within five Business Days, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), (b), (c), (d) or (e) as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  Replacement of Notes.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Obligors at their own expense shall execute and deliver within five Business Days, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  Place of Payment.

            Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Libor-Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, NA in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment.

            So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

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

15.    EXPENSES, ETC.

15.1.  Transaction Expenses.

            Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any other Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization succeeding to the authority thereof. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  Survival.

            The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

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

17.    AMENDMENT AND WAIVER.

17.1.  Requirements.

            This Agreement, the Notes and the Subsidiary Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or LIBOR Breakage Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  Binding Effect, etc.

            Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a

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

waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" or "the Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  Notes held by Obligors, etc.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                 (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                 (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                 (iii) if to the Company or to the Obligors, to the Company at
            its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular

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

course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

            For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of any Obligor or any other Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Obligor or any other Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 20.

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

            Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Notes (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Notes and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4.

21.    SUBSTITUTION OF PURCHASER.

            You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    RELEASE OF OBLIGOR OR SUBSIDIARY GUARANTOR.

            You and each subsequent holder of a Note agree to release in writing any Obligor, other than the Company, from its obligations under this Agreement and the Notes, or any Subsidiary Guarantor from the Subsidiary Guaranty, (i) if such Obligor or Subsidiary Guarantor ceases to be a Subsidiary as a result of an Asset Disposition permitted by Section 10.8 or (ii) at such time as the banks party to the Credit Agreement release such Subsidiary Guarantor from any Guaranties thereunder; provided, however, that you and each subsequent holder will not be required to release a Subsidiary Guarantor from the Subsidiary Guaranty upon such Subsidiary's release by the banks party to the Credit Agreement if (A) a Default or Event of Default has occurred and is continuing,
(B) such Subsidiary Guarantor is to become a borrower under the Credit Agreement or (C) such release is part of a plan of financing that contemplates such Subsidiary Guarantor guaranteeing any other Debt of any Obligor. Your obligation to release an Obligor, other than the Company, from its obligations under this Agreement and the Notes or a Subsidiary Guarantor from the Subsidiary Guaranty is conditioned upon your prior receipt of a certificate from a Senior Financial Officer of the Company stating that none of the circumstances described in clauses (A), (B) and (C) above are true. Upon receipt of such certificate, you agree to provide your written release to the Company and such Obligor or Subsidiary Guarantor.

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

23.    MISCELLANEOUS.

23.1.  Successors and Assigns.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.  Payments Due on Non-Business Days.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or LIBOR Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3.  Severability.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4.  Construction.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5.  Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6.  Governing Law; Submission to Jurisdiction.

            This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            Each Obligor irrevocably submits to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement or the Notes. Each Obligor consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Obligor specified in or designated pursuant to this Agreement. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Obligor.

            If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Obligors.

                                        Very truly yours,

                                        PATTERSON DENTAL COMPANY


                                        By:    /s/ R. Stephen Armstrong
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ABILITYONE PRODUCTS CORP.
                                        ABILITYONE CORPORATION
                                        PATTERSON DENTAL SUPPLY, INC.
                                        WEBSTER VETERINARY SUPPLY, INC.


                                        By:    /s/ R. Stephen Armstrong
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Vice President and Treasurer


                                        WEBSTER MANAGEMENT, LP
                                        By: WEBSTER VETERINARY SUPPLY, INC., its
                                            General Partner


                                            By: /s/ R. Stephen Armstrong
                                                --------------------------------
                                             Name: R. Stephen Armstrong
                                             Title: Vice President and Treasurer

The foregoing is agreed
to as of the date thereof.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By:      /s/ Timothy L. Powell
                                            ------------------------------------
                                        Name:    Timothy L. Powell
                                              ----------------------------------
                                        Title:   Director
                                               ---------------------------------

                                        GENERAL ELECTRIC CAPITAL ASSURANCE
                                        COMPANY


                                        By:      /s/ Morian C. Mooers
                                            ------------------------------------
                                        Name:    Morian C. Mooers
                                              ----------------------------------
                                        Title:   Vice President - Private
                                                 Investments
                                               ---------------------------------

                                        HARTFORD LIFE AND ACCIDENT INSURANCE
                                        COMPANY

                                           BY

                                        HARTFORD INVESMENT SERVICES, INC.
                                        its agent and attorney in fact


                                        By:      /s/ Ronald Mendel
                                            ------------------------------------
                                        Name:    Ronald Mendel
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        HARTFORD LIFE INSURANCE COMPANY

                                           By

                                        HARTFORD INVESTMENT SERVICES, INC.
                                        its agent and attorney in fact


                                        By:      /s/ Ronald Mendel
                                            ------------------------------------
                                        Name:    Ronald Mendel
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        BY: PPM AMERICA, INC., AS ATTORNEY IN
                                        FACT, ON BEHALF OF JACKSON NATIONAL LIFE
                                        INSURANCE COMPANY


                                        By:      /s/ Chris Raub
                                            ------------------------------------
                                        Name:    Chris Raub
                                              ----------------------------------
                                        Title:   Senior Managing Director
                                               ---------------------------------

                                        BY: PPM AMERICA, INC., AS ATTORNEY IN
                                        FACT, ON BEHALF OF JACKSON NATIONAL LIFE
                                        INSURANCE COMPANY OF NEW YORK


                                        By:      /s/ Chris Raub
                                            ------------------------------------
                                        Name:    Chris Raub
                                              ----------------------------------
                                        Title:   Senior Managing Director
                                               ---------------------------------

                                        AMERITAS LIFE INSURANCE CORP.
                                        BY AMERITAS INVESTMENT ADVISORS INC.,
                                        AS AGENT


                                        By:      /s/ Andrew S. White
                                            ------------------------------------
                                        Name:    Andrew S. White
                                              ----------------------------------
                                        Title:   Vice President - Fixed Income
                                                 Securities
                                               ---------------------------------

                                        PRINCIPAL LIFE INSURANCE COMPANY

                                        By:  Principal Global Investors, LLC
                                             a Delaware limited liability
                                             company, its authorized signatory


                                        By:      /s/ Christopher J. Henderson
                                            ------------------------------------
                                        Its:     Counsel
                                            ------------------------------------


                                        By:      /s/ Elizabeth D. Swanson
                                            ------------------------------------
                                        Its:     Counsel
                                            ------------------------------------

                                        CALHOUN & CO., AS NOMINEE FOR COMERICA
                                        BANK & TRUST, NATIONAL ASSOCIATION,
                                        TRUSTEE TO THE TRUST CREATED BY TRUST
                                        AGREEMENT DATED OCTOBER 1, 2002


                                        By:      /s/ Tim Madigan
                                            ------------------------------------
                                        Title:   First Level Officer
                                               ---------------------------------

                                        (Scottish - Lincoln)

                                        CALHOUN & CO., AS NOMINEE FOR COMERICA
                                        BANK & TRUST, NATIONAL ASSOCIATION,
                                        TRUSTEE TO THE TRUST CREATED BY TRUST
                                        AGREEMENT DATED OCTOBER 1, 2002


                                        By:      /s/ Tim Madigan
                                            ------------------------------------
                                        Title:   First Level Officer
                                               ---------------------------------

                                        (Scottish - 5YR)

                                        CALHOUN & CO., AS NOMINEE FOR COMERICA
                                        BANK & TRUST, NATIONAL ASSOCIATION,
                                        TRUSTEE TO THE TRUST CREATED BY TRUST
                                        AGREEMENT DATED OCTOBER 1, 2002


                                        By:      /s/ Tim Madigan
                                            ------------------------------------
                                        Title:   First Level Officer
                                               ---------------------------------

                                        (Scottish - 1YR)

                                        SCOTTISH ANNUITY & LIFE INSURANCE
                                        COMPANY (CAYMAN) LTD


                                        BY:  PRINCIPAL GLOBAL INVESTORS, LLC
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY, ITS AUTHORIZED SIGNATORY


                                        By:      /s/ Christopher J. Henderson
                                            ------------------------------------
                                        Its:     Counsel
                                            ------------------------------------


                                        By:      /s/ Elizabeth D. Swanson
                                            ------------------------------------
                                        Its:     Counsel
                                            ------------------------------------

                                        RELIASTAR LIFE INSURANCE COMPANY
                                        BY: ING INVESTMENT MANAGEMENT LLC,
                                        AS AGENT


                                        By:      /s/ James V. Wittich
                                            ------------------------------------
                                        Name:    James V. Wittich
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        ING LIFE INSURANCE AND ANNUITY COMPANY
                                        BY: ING INVESTMENT MANAGEMENT LLC,
                                        AS AGENT


                                        By:      /s/ James V. Wittich
                                            ------------------------------------
                                        Name:    James V. Wittich
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
                                        BY: ING INVESTMENT MANAGEMENT LLC,
                                        AS AGENT


                                        By:      /s/ James V. Wittich
                                            ------------------------------------
                                        Name:    James V. Wittich
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        PACIFIC LIFE INSURANCE COMPANY
                                        (Nominee: Mac & Co.)


                                        By:      /s/ Diane W. Dales
                                            ------------------------------------
                                        Name:    Diane W. Dales
                                              ----------------------------------
                                        Title:   Assistant Vice President
                                               ---------------------------------


                                        By:      /s/ Peter S. Fiek
                                            ------------------------------------
                                        Name:    Peter S. Fiek
                                              ----------------------------------
                                        Title:   Assistant Secretary
                                               ---------------------------------

                                        MASSMUTUAL ASIA LIMITED
                                        By: David L. Babson & Company Inc.
                                        as Investment Adviser


                                        By:      /s/ Emeka O. Onukwugha
                                            ------------------------------------
                                        Name:    Emeka O. Onukwugha
                                              ----------------------------------
                                        Title:   Managing Director
                                               ---------------------------------

                                        C.M. LIFE INSURANCE COMPANY
                                        c/o MASSACHUSETTS MUTUAL LIFE
                                         INSURANCE COMPANY
                                        By: David L. Babson & Company Inc.
                                        as Investment Sub-Adviser


                                        By:      /s/ Emeka O. Onukwugha
                                            ------------------------------------
                                        Name:    Emeka O. Onukwugha
                                              ----------------------------------
                                        Title:   Managing Director
                                               ---------------------------------

                                        MASSACHUSETTS MUTUAL LIFE
                                         INSURANCE COMPANY
                                        By: David L. Babson & Company Inc.
                                        as Investment Adviser


                                        By:      /s/ Emeka O. Onukwugha
                                            ------------------------------------
                                        Name:    Emeka O. Onukwugha
                                              ----------------------------------
                                        Title:   Managing Director
                                               ---------------------------------

                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY


                                        By:      /s/ Eve Hampton
                                            ------------------------------------
                                        Name:    Eve Hampton
                                              ----------------------------------
                                        Title:   Vice President
                                               ---------------------------------


                                        By:      /s/ B. G. Masters
                                            ------------------------------------
                                        Name:    B. G. Masters
                                              ----------------------------------
                                        Title:   Assistant Vice President
                                               ---------------------------------

                                        LONDON LIFE AND CASUALTY REINSURANCE
                                        CORPORATION

                                        By: Orchard Capital Management, LLC, as
                                        Investment Advisor


                                        By:      /s/ Eve Hampton
                                            ------------------------------------
                                        Name:    Eve Hampton
                                              ----------------------------------
                                        Title:   Vice President
                                               ---------------------------------


                                        By:      /s/ J. G. Lowery
                                            ------------------------------------
                                        Name:    J. G. Lowery
                                              ----------------------------------
                                        Title:   Assistant Vice President
                                               ---------------------------------

                                        ALLIED IRISH BANKS, P.L.C.
                                        (In Name of Hare & Co)


                                        By: /s/ Grace Gilligan  /s/ Conor Mallen
                                            ------------------------------------
                                        Name: Grace Gilligan  Conor Mallen
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        THE TRAVELERS INSURANCE COMPANY


                                        By:      /s/ Allen Cantrell
                                            ------------------------------------
                                        Name:    Allen Cantrell
                                              ----------------------------------
                                        Title:   Investment Officer
                                               ---------------------------------

                                        CITICORP INSURANCE AND INVESTMENT TRUST


                                        By:      /s/ Allen Cantrell
                                            ------------------------------------
                                        Name:    Allen Cantrell
                                              ----------------------------------
                                        Title:   Investment Officer
                                               ---------------------------------

                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By:      /s/ Mark E. Kishler
                                            ------------------------------------
                                        Name:    Mark E. Kishler
                                              ----------------------------------
                                        Title:   Its Authorized Representative
                                               ---------------------------------

                                        PHOENIX LIFE INSURANCE COMPANY


                                        By:      /s/ Christopher M. Wilkos
                                            ------------------------------------
                                        Name:    Christopher M. Wilkos
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        PHL VARIABLE INSURANCE COMPANY


                                        By:      /s/ Christopher M. Wilkos
                                            ------------------------------------
                                        Name:    Christopher M. Wilkos
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                        UNITED OF OMAHA LIFE INSURANCE COMPANY


                                        By:      /s/ Edwin H. Garrison, Jr.
                                            ------------------------------------
                                        Name:    Edwin H. Garrison, Jr.
                                              ----------------------------------
                                        Title:   First Vice President
                                               ---------------------------------

                                        AMERICAN UNITED LIFE INSURANCE COMPANY


                                        By:      /s/ Kent R. Adams
                                            ------------------------------------
                                        Name:    Kent R. Adams
                                              ----------------------------------
                                        Title:   V.P. Fixed Income Securities
                                               ---------------------------------

                                        PIONEER MUTUAL LIFE INSURANCE COMPANY


                                        By:      /s/ Kent R. Adams
                                            ------------------------------------
                                        Name:    Kent R. Adams
                                              ----------------------------------
                                        Title:   V.P. Fixed Income Securities
                                               ---------------------------------

                                        THE STATE LIFE INSURANCE COMPANY


                                        By:      /s/ Kent R. Adams
                                            ------------------------------------
                                        Name:    Kent R. Adams
                                              ----------------------------------
                                        Title:   V.P. Fixed Income Securities
                                               ---------------------------------

                                                                      SCHEDULE B
                                                                      ----------

                                  DEFINED TERMS
                                  -------------

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Adjusted LIBOR Rate" is defined in Section 1.2(a).

          "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company. Notwithstanding anything in the foregoing to the contrary, a Person that (i) would be an Affiliate of the Company solely by virtue of its ownership of voting or equity interests of the Company and (ii) is eligible pursuant to Rule 13d-1(b) under the Exchange Act to file a statement with the Securities and Exchange Commission on Schedule 13G, shall not be deemed to be an Affiliate.

          "Anti-Terrorism Order" means Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

          "Asset Disposition" means any Transfer except:

          (a)  any

               (i) Transfer from a Subsidiary to the Company or a Wholly Owned Subsidiary;

               (ii)  Transfer from the Company to a Wholly Owned Subsidiary; and

               (iii) Transfer from the Company to a Subsidiary (other than a Wholly Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly Owned Subsidiary), which in either case is for fair market value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

                                   Schedule B

          (b)  any Transfer made in the ordinary course of business; or

          (c) any Transfer by the Company or a Subsidiary pursuant to a Contract Purchase Facility or as part of a Permitted Receivables Securitization Transaction.

          "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, St. Paul, Minnesota or New York City are required or authorized to be closed.

          "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Company" means Patterson Dental Company, a Minnesota corporation.

          "Confidential Information" is defined in Section 20.

          "Consolidated Debt" means, as of any date, the outstanding Debt of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Income Available for Interest Charges" means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income, (i) provisions for income taxes and (ii) Consolidated Interest Charges.

          "Consolidated Interest Charges" means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period (including capitalized interest and the interest component of Capital Leases) determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Subsidiaries for such period (including, without duplication, income attributed to minority interests) determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded therefrom (i) extraordinary gains or losses and (ii) any equity interest of the Company or any Subsidiary in the unremitted earnings of a Person that is not a Subsidiary.

                                   Schedule B

          "Consolidated Net Worth" means, as of any date, consolidated stockholders' equity of the Company and its Subsidiaries on such date, determined in accordance with GAAP.

          "Consolidated Operating Cash Flow" means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income, (i) all provisions for federal, state and other income taxes, (ii) interest expense, and (iii) depreciation and amortization expense. If, during the period for which Consolidated Operating Cash Flow is being calculated, the Company or a Subsidiary has acquired or disposed of one or more Persons (or the assets thereof), Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if all of such acquisitions and dispositions had occurred on the first day of such period.

          "Consolidated Total Assets" means, as of any date, the total assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

          "Contract Purchase Facility" means (a) the Receivables Sale Agreement dated as of May 10, 2002, among the originators named therein and PDC Funding Company, LLC, as buyer and the Receivables Purchase Agreement dated as of May 10, 2002, among PDC Funding Company, LLC, the Company, Preferred Receivables Funding Corporation, the financial institutions party thereto and Bank One, as agent, as such agreements may be amended, restated, extended or otherwise modified from time to time, (b) the Third Amended and Restated Contract Purchase Agreement, dated as of June 19, 2002, among the Company, Patterson Dental Supply, Inc., Webster Veterinary Supply, Inc., U.S. Bank National Association, individually and as agent, and certain buyers identified therein, as such Third Amended and Restated Contract Purchase Agreement may be amended, restated, extended or otherwise modified from time to time, (c) any comparable additional or replacement facility made available to the Company or any Subsidiary, provided that any of such facilities: (i) provides for the sale by the Company or such Subsidiary of rights to payment arising under Customer Installment Contracts; (ii) provides for a purchase price in an amount that represents the reasonably equivalent value of the assets subject thereto (determined as of the date of such sale); (iii) evidences the intent of the parties that for accounting and all other purposes, such sale is to be treated as a sale by the Company or a Subsidiary, as the case may be, and a purchase by such institution(s) or special purpose entity (and not as a lending transaction);
(iv) provides for the delivery of opinions of outside counsel to the effect that, under, applicable bankruptcy, insolvency and similar laws (subject to assumptions and qualifications customary for opinions of such type), such transaction will be treated as a true sale and not as a lending transaction and that the assets of any purchasing special purpose entity will not be consolidated with the assets of the selling entity, the Company or any Affiliate of the Company; (v) provides for the parties to such transaction to, and such parties do, treat such transaction as a sale for all other accounting purposes; and (vi) provides that such sale is without recourse to the Company or such Subsidiary, except to the extent of normal and customary conditions and rights of limited recourse that are consistent with the opinions referred to in clause
(iv) and with the treatment of such sale as a true sale for accounting purposes.

                                   Schedule B

          "Credit Agreement" means the Credit Agreement dated as of November 25, 2003 among the Company and the other Obligors, the lenders from time to time party thereto, Bank One, NA (Main Office Chicago), as administrative agent, and Bank of America, N.A., as syndication agent, as such agreement may be amended, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.

          "Customer Installment Contract" means a contract between the Company or any Subsidiary and a customer providing for the installment sale, licensing or secured financing of equipment, furnishings or computer software.

          "Debt" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all of its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person;

          (g) any recourse liability of such Person under or in connection with a Contract Purchase Facility or Permitted Receivables Securitization Transaction; and

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

          "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or a Subsidiary of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt other than (i) Senior Debt owing to the Company, any Subsidiary or any of their respective Affiliates and (ii) Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time (except

                                   Schedule B
to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such extensions of credit from time to time); provided that, in the course of making such application, the Company shall offer to prepay each outstanding Note at par, in accordance with Section 8.2(c), in a principal amount that equals the Ratable Portion of the holder of such Note in respect of such Transfer. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion of the holder of such
Note in respect of such Transfer.

          "Debt Prepayment Transfer" is defined in Section 8.2(c)(i).

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank One, NA in Chicago, Illinois as its "base" or "prime" rate.

          "Disposition Value" means, at any time, with respect to any property:

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company; and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Obligors.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                   Schedule B

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

                                   Schedule B

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INHAM Exemption" is defined in Section 6.2(e).

          "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of more than $2,000,000 in aggregate principal amount of the Notes at the time outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Interest Payment Date" means, with respect to any Series B Note, the dates specified in Exhibit 1(c).

          "Interest Period" is defined in Section 1.2(c).

          "LIBOR" is defined in Section 1.2(a).

          "LIBOR Breakage Amount" is defined in Section 8.7.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Make-Whole Amount" is defined in Section 8.6.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

                                   Schedule B

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary Guarantor to perform its obligation under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

          "Memorandum" is defined in Section 5.3.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NAIC Annual Statement" is defined in Section 6.2(a).

          "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to:

          (a) the aggregate amount of the consideration (valued at the fair market value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

          "Non-Obligor Subsidiary" is defined in Section 10.7(b).

          "Notes" is defined in Section 1.

          "Obligors" means the Company and its Wholly Owned Subsidiaries, AbilityOne Products Corp., a Delaware corporation, AbilityOne Corporation, a Michigan Corporation, Patterson Dental Supply, Inc., a Minnesota Corporation, Webster Veterinary Supply, Inc., a Minnesota Corporation, and Webster Management, LP, a Minnesota Limited Partnership, and any other Subsidiary that assumes the obligations of an Obligor pursuant to Section 10.7(b).

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "Other Purchasers" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Permitted Receivables Securitization Transaction" means a transaction or series of transactions in which the Company or any Subsidiary sells receivables, other than those

                                   Schedule B
derived from Customer Installment Contracts, directly or indirectly to a special purpose entity, satisfying the following criteria: (i) such sale is pursuant to an agreement or agreements evidencing the intent of the parties that for accounting and all other purposes, such sale is to be treated as a sale by the Company or a Subsidiary, as the case may be, and a purchase by such special purpose entity (and not as a lending transaction); (ii) the agreement(s) referred to in clause (i) provide for the delivery of opinions of outside counsel to the effect that, under, applicable bankruptcy, insolvency and similar laws (subject to assumptions and qualifications customary for opinions of such type), such transaction will be treated as a true sale and not as a lending transaction and that the assets of any purchasing special purpose entity will not be consolidated with the assets of the selling entity, the Company or any Affiliate of the Company; (iii) the parties to such transaction shall treat such transaction as a sale for all other accounting purposes; (iv) the purchase price shall be an amount that represents the reasonably equivalent value of the receivables or other assets subject thereto (determined as of the date of such sale); (v) such sale shall be without recourse to the Company or such Subsidiary, except to the extent of normal and customary conditions that are consistent with the opinion referred to in clause (ii); and (vi) the aggregate principal amount outstanding in connection with all such transactions does not exceed $100,000,000 at any time.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "Prepayment Offer" is defined in Section 8.2(c)(i).

          "Prepayment Premium" is defined in Section 8.2(b).

          "Priority Debt" means, as of any date, the sum (without duplication) of (a) outstanding unsecured Debt of Subsidiaries not otherwise permitted by Sections 10.6(a) through (e) and (b) Debt of the Company and its Subsidiaries secured by Liens not otherwise permitted by Sections 10.5(a) through (i).

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or such Subsidiary to be used in the principal business of such Person as conducted immediately prior to such Transfer.

                                   Schedule B

          "Purchaser" means each purchaser listed in Schedule A.

          "QPAM Exemption" is defined in Section 6.2(d).

          "Ratable Portion" means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of (x) the Net Proceeds Amount being applied to the payment of Senior Debt in connection with such Transfer multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note at the time of such Transfer and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries at the time of such Transfer determined on a consolidated basis in accordance with GAAP, but including as Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time only the amount by which such credit facility will be permanently reduced by such Debt Prepayment Application.

          "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of its Affiliates).

          "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "Reuters Screen LIBO Page" is defined in Section 1.2(a).

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Debt" means (a) any Debt of any Obligor, other than any Debt that is in any manner subordinated in right of payment or security in any respect to the Notes, and (b) any Debt of any Subsidiary.

          "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "Series A Notes" is defined in Section 1.1.

          "Series A-1 Notes" is defined in Section 1.1.

          "Series A-2 Notes" is defined in Section 1.1.

          "Series A-3 Notes" is defined in Section 1.1.

          "Series B Notes" is defined in Section 1.1.

                                   Schedule B

          "Series B-1 Notes" is defined in Section 1.1.

          "Series B-2 Notes" is defined in Section 1.1.

          "Source" is defined in Section 6.2.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Subsidiary Guarantor" means any Subsidiary of the Company that executes and delivers, or becomes a party to, the Subsidiary Guaranty.

          "Subsidiary Guaranty" is defined in Section 9.7.

          "Subsidiary Stock" means, with respect to any Person, the capital stock (or any options or warrants to purchase stock, shares or other securities exchangeable for or convertible into stock or shares) of any Subsidiary of such Person.

          "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "this Agreement" or "the Agreement" is defined in Section 17.3.

          "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each

                                   Schedule B
yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

          "Transfer Prepayment Date" is defined in Section 8.2(c)(i).

          "USA Patriot Act" means Public Law 107-56 of the United States of America, United and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

          "Wholly Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly Owned Subsidiaries at such time.

                                   Schedule B

                                                                    EXHIBIT 1(a)
                                                                    ------------

                        [FORM OF SERIES A-1 SENIOR NOTE]

                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP

                          3.14% SENIOR NOTE, SERIES A-1
                              DUE NOVEMBER 25, 2006

No. A-1R-[_____]                                                          [Date]
$[_______]                                                     PPN: 70341 @ AA 7

          FOR VALUE RECEIVED, the undersigned, PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Company"), ABILITYONE PRODUCTS CORP., a Delaware corporation ("AbilityOne"), ABILITYONE CORPORATION, a Michigan corporation ("AbilityOne Corporation"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster"), and WEBSTER MANAGEMENT, LP, a Minnesota limited partnership ("Webster Management" and, collectively with the Company, AbilityOne, AbilityOne Corporation, PDSI and Webster, the "Obligors"), jointly and severally, promise
to pay to [     ], or registered assigns, the principal sum of $[     ] on
November 25, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.14% per annum from the date hereof, payable semiannually, on May 25 and November 25, in each year, commencing with the May 25 or November 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.14% or (ii) 2% over the rate of interest publicly announced by Bank One, NA, or its successor, from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank One, NA in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                                  Exhibit 1(a)

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of November 15, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

                                  Exhibit 1(a)

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        PATTERSON DENTAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ABILITYONE PRODUCTS CORP.
                                        ABILITYONE CORPORATION
                                        PATTERSON DENTAL SUPPLY, INC.
                                        WEBSTER VETERINARY SUPPLY, INC.


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Vice President and Treasurer


                                        WEBSTER MANAGEMENT, LP
                                        By: WEBSTER VETERINARY SUPPLY, INC., its
                                            General Partner


                                            By:
                                                --------------------------------
                                            Name: R. Stephen Armstrong
                                            Title: Vice President and Treasurer

                                  Exhibit 1(a)

                                                                    EXHIBIT 1(b)
                                                                    ------------

                        [FORM OF SERIES A-2 SENIOR NOTE]

                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP

                          3.65% SENIOR NOTE, SERIES A-2
                              DUE NOVEMBER 25, 2007

No. A-2R-[_____]                                                          [Date]
$[_______]                                                     PPN: 70341 @ AB 5

          FOR VALUE RECEIVED, the undersigned, PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Company"), ABILITYONE PRODUCTS CORP., a Delaware corporation ("AbilityOne"), ABILITYONE CORPORATION, a Michigan corporation ("AbilityOne Corporation"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster"), and WEBSTER MANAGEMENT, LP, a Minnesota limited partnership ("Webster Management" and, collectively with the Company, AbilityOne, AbilityOne Corporation, PDSI and Webster, the "Obligors"), jointly and severally, promise to pay to [____], or registered assigns, the principal sum of $[____] on November 25, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.65% per annum from the date hereof, payable semiannually, on May 25 and November 25, in each year, commencing with the May 25 or November 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.65% or (ii) 2% over the rate of interest publicly announced by Bank One, NA, or its successor, from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank One, NA in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                                  Exhibit 1(b)

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of November 15, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

                                  Exhibit 1(b)

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        PATTERSON DENTAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ABILITYONE PRODUCTS CORP.
                                        ABILITYONE CORPORATION
                                        PATTERSON DENTAL SUPPLY, INC.
                                        WEBSTER VETERINARY SUPPLY, INC.


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Vice President and Treasurer


                                        WEBSTER MANAGEMENT, LP
                                        By: WEBSTER VETERINARY SUPPLY, INC., its
                                            General Partner


                                            By:
                                                --------------------------------
                                            Name: R. Stephen Armstrong
                                            Title: Vice President and Treasurer

                                  Exhibit 1(b)

                                                                    EXHIBIT 1(c)
                                                                    ------------

                        [FORM OF SERIES A-3 SENIOR NOTE]

                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP

                          4.14% SENIOR NOTE, SERIES A-3
                              DUE NOVEMBER 25, 2008

No. A-3R-[_____]                                                          [Date]
$[_______]                                                     PPN: 70341 @ AC 3

          FOR VALUE RECEIVED, the undersigned, PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Company"), ABILITYONE PRODUCTS CORP., a Delaware corporation ("AbilityOne"), ABILITYONE CORPORATION, a Michigan corporation ("AbilityOne Corporation"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster"), and WEBSTER MANAGEMENT, LP, a Minnesota limited partnership ("Webster Management" and, collectively with the Company, AbilityOne, AbilityOne Corporation, PDSI and Webster, the "Obligors"), jointly and severally, promise to pay to [____], or registered assigns, the principal sum of $[_____] on November 25, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.14% per annum from the date hereof, payable semiannually, on May 25 and November 25, in each year, commencing with the May 25 or November 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.14% or (ii) 2% over the rate of interest publicly announced by Bank One, NA, or its successor, from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank One, NA in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                                  Exhibit 1(c)

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of November 15, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

                                  Exhibit 1(c)

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        PATTERSON DENTAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ABILITYONE PRODUCTS CORP.
                                        ABILITYONE CORPORATION
                                        PATTERSON DENTAL SUPPLY, INC.
                                        WEBSTER VETERINARY SUPPLY, INC.


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Vice President and Treasurer


                                        WEBSTER MANAGEMENT, LP
                                        By: WEBSTER VETERINARY SUPPLY, INC., its
                                            General Partner


                                            By:
                                                --------------------------------
                                            Name: R. Stephen Armstrong
                                            Title: Vice President and Treasurer

                                  Exhibit 1(c)

                                                                    EXHIBIT 1(d)
                                                                    ------------

                        [FORM OF SERIES B-1 SENIOR NOTE]

                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP

                      FLOATING RATE SENIOR NOTE, SERIES B-1
                              DUE NOVEMBER 25, 2008

No. B-1R-[_____]                                                          [Date]
$[_______]                                                     PPN: 70341 @ AD 1

          FOR VALUE RECEIVED, the undersigned, PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Company"), ABILITYONE PRODUCTS CORP., a Delaware corporation ("AbilityOne"), ABILITYONE CORPORATION, a Michigan corporation ("AbilityOne Corporation"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster"), and WEBSTER MANAGEMENT, LP, a Minnesota limited partnership ("Webster Management" and, collectively with the Company, AbilityOne, AbilityOne Corporation, PDSI and Webster, the "Obligors"), jointly and severally, promise to pay to [____], or registered assigns, the principal sum of $[_______] on November 25, 2008, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on each February 25, May 25, August 25 or November 25, commencing with the February 25, May 25, August 25 or November 25 next succeeding the date hereof until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount at the Default Rate until paid.

          Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank One, NA in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of November 15, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Obligors and the respective Purchasers

                                  Exhibit 1(d)
named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made on or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations and agreement set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

                                  Exhibit 1(d)

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        PATTERSON DENTAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ABILITYONE PRODUCTS CORP.
                                        ABILITYONE CORPORATION
                                        PATTERSON DENTAL SUPPLY, INC.
                                        WEBSTER VETERINARY SUPPLY, INC.


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Vice President and Treasurer


                                        WEBSTER MANAGEMENT, LP
                                        By: WEBSTER VETERINARY SUPPLY, INC., its
                                            General Partner


                                            By:
                                                --------------------------------
                                            Name: R. Stephen Armstrong
                                            Title: Vice President and Treasurer

                                  Exhibit 1(d)

                                                                    EXHIBIT 1(e)
                                                                    ------------

                        [FORM OF SERIES B-2 SENIOR NOTE]

                            PATTERSON DENTAL COMPANY
                            ABILITYONE PRODUCTS CORP.
                             ABILITYONE CORPORATION
                          PATTERSON DENTAL SUPPLY, INC.
                         WEBSTER VETERINARY SUPPLY, INC.
                             WEBSTER MANAGEMENT, LP

                      FLOATING RATE SENIOR NOTE, SERIES B-2
                              DUE NOVEMBER 25, 2010

No. B-2R-[_____]                                                          [Date]
$[_______]                                                     PPN: 70341 @ AE 9

          FOR VALUE RECEIVED, the undersigned, PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Company"), ABILITYONE PRODUCTS CORP., a Delaware corporation ("AbilityOne"), ABILITYONE CORPORATION, a Michigan corporation ("AbilityOne Corporation"), PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation ("PDSI"), WEBSTER VETERINARY SUPPLY, INC., a Minnesota corporation ("Webster"), and WEBSTER MANAGEMENT, LP, a Minnesota limited partnership ("Webster Management" and, collectively with the Company, AbilityOne, AbilityOne Corporation, PDSI and Webster, the "Obligors"), jointly and severally, promise to pay to [____], or registered assigns, the principal sum of $[_______] on November 25, 2010, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on each February 25, May 25, August 25 or November 25, commencing with the February 25, May 25, August 25 or November 25 next succeeding the date hereof until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount at the Default Rate until paid.

          Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank One, NA in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of November 15, 2003 (as from time to time

                                  Exhibit 1(e)
amended, the "Note Purchase Agreement"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made on or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representations and agreement set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

                                  Exhibit 1(e)

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        PATTERSON DENTAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ABILITYONE PRODUCTS CORP.
                                        ABILITYONE CORPORATION
                                        PATTERSON DENTAL SUPPLY, INC.
                                        WEBSTER VETERINARY SUPPLY, INC.


                                        By:
                                            ------------------------------------
                                        Name: R. Stephen Armstrong
                                        Title: Vice President and Treasurer


                                        WEBSTER MANAGEMENT, LP
                                        By: WEBSTER VETERINARY SUPPLY, INC., its
                                            General Partner


                                            By:
                                                --------------------------------
                                            Name: R. Stephen Armstrong
                                            Title: Vice President and Treasurer

                                        3

                                  Exhibit 1(e)